Press Release

CALIFORNIA GOLD CORP.
4515 Ocean View Blvd., Suite 305

 La Cañada, CA  91011

CALIFORNIA GOLD CORP. SIGNS PROPERTY OPTION AGREEMENT TO ACQUIRE UP TO AN EIGHTY PERCENT INTEREST IN MEXIVADA’S AUROTELLURIO GOLD-TELLURIUM PROPERTY IN SONORA, MEXICO

La Cañada, California, February 15, 2011 -- California Gold Corp. (OTC BB: CLGL; the “Company”) is pleased to announce it has signed a property option agreement (the “Agreement”) with Mexivada Mining Corp. (“Mexivada”) to acquire up to an 80% interest in Mexivada’s La Viuda and La Viuda-1 concessions comprising its AuroTellurio tellurium-gold-silver property south of the city of Moctezuma, Sonora, Mexico.

The Company can earn up to an 80% interest in the Mexivada property over a 48-month period by making structured payments to Mexivada of cash and shares of the Company’s restricted common stock. The Company will invest up to US$3,000,000 on the exploration of the AuroTellurio project in four tranches of at least US$750,000 per year.

The AuroTellurio project is contiguous with a tellurium mining project now being developed by a Mexican company that is believed to be controlled by First Solar Inc., the world’s largest manufacturer of solar panels. These panels require the tellurium rare metal in their manufacture.

James Davidson, Chief Executive Officer of the Company, stated: "We are excited by the opportunity to partner with Mexivada on the AuroTellurio project in Mexico, and to earn up to an 80% interest in this strategic property. The Company intends to commence a vigorous exploration and drilling program shortly.  We consider that California Gold Corp. is in the ‘hot spot’ to take advantage of two major bull markets in commodities: rare metals and gold/silver.  This project has the potential to deliver in spades for both sectors.”

In addition to his duties as Chief Executive Officer of the Company, Mr. Davidson is a co-founder and has been a long-time independent director of Anatolia Minerals Development Ltd. (now being renamed Alacer Gold Corp. as the result of a current merger), a Canadian public company whose common stock trades on the Toronto Stock Exchange.

About California Gold Corp.

California Gold Corp. is an early stage U.S. public company pursuing a mineral exploration strategy in the metals mining sector in the Americas, with an initial focus on identifying and acquiring rare and precious metals mining opportunities for development and production.

Contact:	California Gold Corp.

George Duggan

(818)542-6891

Forward-Looking Statements

Certain statements in this news release are forward-looking. All statements other than statements of historical facts included in this news release including, without limitation, statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “potential,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on such expressions are forward-looking statements. The Company can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct.  Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements.  There are a number of risks, uncertainties and other important factors that could cause the Company’s actual results to differ materially from the forward-looking statements including, but not limited to, the Company’s ability to identify appropriate corporate acquisition and/or joint venture opportunities in the rare and precious metals mining sector, the Company’s ability to establish technical and managerial infrastructure, the Company’s ability to raise the required capital to take advantage of and successfully participate in any such opportunities, and future economic conditions, political stability and rare and precious metal prices  The Company disclaims any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this news release to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.